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Adopted: August 13, 1999

                                                                     EXHIBIT 3.2

                                    BYLAWS
                                      OF
                            ALLFIRST FINANCIAL INC.


     ARTICLE I:  OFFICES
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     1.1  Registered Office.  The registered office of the Corporation shall be
          -----------------
located in the City and State designated in the Certificate of Incorporation.

     1.2  Offices Outside of Delaware.  Except as otherwise required by the laws
          ---------------------------
of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

     ARTICLE II:  STOCKHOLDERS
                  ------------

     2.1  Annual Meeting.  The annual meeting of the stockholders of the
          --------------
Corporation shall be held on the third Tuesday of April in each year, at 10:00 a.m., Eastern time, or on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

     2.2  Special Meetings.  Except as otherwise provided in the Certificate of
          ----------------
Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the chief executive officer or the President. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

     2.3  Notice of Meetings.  Except as otherwise provided in these bylaws or
          ------------------
by law, a written notice of each meeting of the stockholders shall be given not less than ten nor more than 60
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days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     2.4  Quorum.  At any meeting of the stockholders, the holders of shares of
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stock of the Corporation representing a majority in number of the total number of votes entitled to be cast by all outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws.

     2.5  Adjourned Meetings.  Whether or not a quorum shall be present in
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person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holder of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the

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adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.6  List of Shareholders. It shall be the duty of the Secretary to prepare
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and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

     2.7  Voting.  Except as otherwise provided by law, each stockholder shall
          ------
be entitled to the number of votes for each share of the capital stock of the Corporation registered in the name of such stockholder on the books of the Corporation as is set forth in the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of
stockholders by the stockholders entitled to vote thereon.   Shares of the
capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

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     2.8  Inspectors.  When required by law or directed by the presiding
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officer, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

     2.9  Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided
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in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     ARTICLE III:  BOARD OF DIRECTORS
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     3.1  Number and Tenure.  The powers of the Corporation shall be exercised
          -----------------
by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors of the Corporation shall consist of at least three and not more than thirty directors, the exact number to be set from time to time by resolution of the Board of Directors. The initial Board of Directors shall consist of three directors. Each director shall hold office until the expiration of the term for which he or she was selected and until the director's successor has been selected and qualified or until the director's earlier death, resignation or removal. Except as provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence

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shall hold office for the remainder of the full term of the director whom he replaces and until such Director's successor shall have been elected and qualified or until his earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

     3.2  Qualifications.  Directors need not be residents of the State of
          --------------
Delaware or stockholders of the Corporation. No person shall be eligible to stand for election as a director after attaining 70 years of age.

     3.3  Removal, Vacancies and Additional Directors.  Except as otherwise
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provided in the Certificate of Incorporation, the stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any director and fill the vacancy; provided, that whenever any director shall have been elected by the holders of
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any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such director may be removed without cause and the vacancy filled only by the holders of that class of stock voting separately as a class. Except as otherwise provided in the Certificate of Incorporation, vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. When one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

     3.4  Place of Meeting; Notice.  The Board of Directors may hold its
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meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine. Except as provided in Section 3.5, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at

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least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

     3.5  Regular Meetings. After each meeting of stockholders at which a Board
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of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one-half hour after the time for such stockholders' meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting. Such first regular meeting shall be held at any place as may be designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. No notice of such first meeting shall be necessary if held as provided in this Section 3.5. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors..

     3.6  Special Meetings.  Special meetings of the Board of Directors shall be
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held whenever called by direction of the chief executive officer, the President or by a majority of directors then in office. Notice of each special meeting shall be given as provided in Section 3.4. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these bylaws may be transacted at any special meeting, and an amendment of these bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

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     3.7  Quorum.  A majority of the members of the Board of directors in office
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(but, unless the Board shall consist solely of one Director, in no case less than one-third of the total number of Directors nor less than two directors) shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

     3.8  Conference Telephone Meetings.  Unless otherwise restricted by the
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Certificate of Incorporation or by these Bylaws, the members of the Board of
Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     3.9  Consent of Directors or Committee in Lieu of Meeting.  Unless
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otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

     ARTICLE IV: COMMITTEES
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     4.1  Committees.  The Board of Directors may appoint from among its members
          ----------
an Executive Committee, an Audit Committee, a Management and Compensation Committee and such other committees, composed of one or more directors and may delegate to these committees any of the powers of the Board of Directors, subject to any limitations imposed by the Certificate of Incorporation and by applicable law.

     4.2  Executive Committee.  The Executive Committee shall be composed of not
          -------------------
less than six directors, as the Board of Directors shall deem proper, of which the Chairman of the Board and the President shall be members. The members of the Executive Committee shall serve at the pleasure of the Board of Directors. In the absence or disqualification of any member of the Executive Committee, the member of members present at any meeting and not

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disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place any such absent or disqualified member. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during intervals between meetings thereof, except functions reserved to the Board under Section 4.1 hereof.

     Regular meetings of the Executive Committee shall be held, without notice, at the main office of the Corporation on the schedule established by the Board at the first regular meeting following the annual meeting of stockholders, or on such other schedule or at such other place as the Board may from time to time designate. Special meetings of the Executive Committee may be held at any time and place upon call of the Chairman of the Board or the President or any two other members of the Committee, and upon such notice as the Committee may prescribe.

     4.3  Audit Committee.  The Audit Committee shall be composed of at least
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three directors, none of whom may be an officer of the Corporation.  The Audit
Committee at least once during each calendar year shall make an examination into the affairs of the Corporation, or cause suitable examinations to be made by auditors responsible only to the Board of Directors, and report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Corporation is in sound condition and whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable.

     4.4  Management and Compensation Committee.  The Management and
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Compensation Committee shall be composed of at least three directors, none of whom may be an officer of the Corporation. The Management and Compensation Committee shall advise the chief executive officer on major policy decisions, review and recommend appropriate compensation for executive officers, be responsible for nominating the individuals to serve on the Board of Directors and assume such other duties as may be assigned by the Board of Directors from time to time.

     4.5  Committee Procedure.  Each committee may fix rules of procedure for
          -------------------
its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not

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they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 3.8.

     4.6  Emergency.  In the event of a state of disaster of sufficient severity
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to prevent the conduct and management of the affairs and business of the
Corporation by its directors and officers as contemplated by the Certificate of Incorporation and the bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.1. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any three members of the Board of Directors, whether or not they be officers of the Corporation, which three members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the bylaws.

     ARTICLE V:  OFFICERS
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     5.1  Executive and Other Officers.  The Corporation shall have a President
          ----------------------------
and one or more Executive Vice-Presidents who shall be the executive officers of the Corporation. It may have a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board and the Vice Chairman of the Board shall be executive officers if they are designated as the executive officers by the Board of Directors. The Board of Directors may designate who shall serve as the chief executive officer, having general supervision of the business and affairs of the

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Corporation, or as chief operating officer, having supervision of the operations of the Corporation; in the absence of designation, the President shall serve as chief executive officer and chief operating officer. It shall also have a Secretary and a Treasurer and may also have a Comptroller and such Vice Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President or as President and Secretary of the Corporation. The Chairman of the Board and the President shall be directors; the other officers may be directors.

     5.2  Chairman of the Board.  The Chairman of the Board, if one be elected,
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shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; and, in general, he shall perform all duties as are from time to time assigned to him by the Board of Directors.

     5.3  Chairman of the Executive Committee.  The Chairman of the Executive
          -----------------------------------
Committee, if one be elected, shall preside at all meetings of the Executive Committee at which he shall be present; and, in general, he shall perform all duties as are from time to time assigned to him by the Board of Directors.

     5.4  President.  The President (who shall be a director), in the absence of
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the Chairman of the Board, shall preside at all meetings of the Board of
Directors and of the stockholders at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

     5.5  Vice Presidents.  The Vice President or Vice Presidents, at the
          ---------------
request of the chief executive officer or the President or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or the President may make

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such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as may be assigned by the Board of Directors, the chief executive officer, or the President.

     5.6  Secretary.  The Secretary shall keep the minutes of the meetings of
          ---------
the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that notices are duly given in accordance with the provisions of the bylaws or as required by law; he shall be custodian of the records of the Corporation; he may witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time to be assigned to him by the Board of Directors, the chief executive officer, or the President.

     5.7  Comptroller.  The Comptroller shall be responsible for the general
          -----------
accounting, costs, budgeting, and forecasting of operations, establishment of accounting systems and procedures, reporting to supervisory authorities and management on the Corporation's condition and operating results, control of expenditures, establishment of standards and measurement of the performance of systems, procedures and employees; and, in general, he shall perform all the duties incident to the office of a comptroller of a corporation, and such other duties as may be assigned to him by the Board of Directors, the chief executive officer, or the President.

     5.8  Treasurer.  The Treasurer shall have charge of and be responsible for
          ---------
all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the chief executive officer, to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him by the Board of Directors, the chief executive officer, or the President.

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     5.9  Assistant and Subordinate Officers.  The assistant and subordinate
          ----------------------------------
officers of the Corporation are all officers below the office of Vice-President, Secretary, Comptroller, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President, or the officer in charge of the department of the Corporation to which the assistant or subordinate officer is assigned.

     5.10 Election, Appointment, Tenure and Removal of Officers.  The Board of
          -----------------------------------------------------
Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. The Chairman of the Board and the President serve for one year. All other officers shall be elected or appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

     5.11 Compensation.  The Board of Directors shall have power to fix the
          ------------
salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer of the Corporation to fix the salaries, compensation and remuneration.

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     ARTICLE VI:  INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  -----------------------------------------

     6.1  Nature of Indemnity.  The Corporation shall indemnify any person who
          -------------------
was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or

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proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     6.2  Successful Defense.  To the extent that a director or officer of the
          ------------------
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     6.3  Determination that Indemnification is Proper.  Any indemnification of
          --------------------------------------------
a director or officer of the Corporation under Section 6.1 (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in
Section 6.1. Any indemnification of an employee or agent of the Corporation under Section 6.1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1. Any such determination shall be made: (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or (b) by a committee of the directors described in clause (a), designated by majority vote of such directors, even though less than a quorum; or (c) if there are no directors described in clause (a), or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.

     6.4  Advance Payment of Expenses.  The Corporation shall pay the expenses
          ---------------------------
incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     6.5  Survival; Preservation of Other Rights.  The foregoing indemnification
          --------------------------------------
provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article VI.

     6.6  Severability.  If this Article VI or any portion hereof shall be
          ------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

     6.7  Subrogation.  In the event of payment of indemnification to a person
          -----------
described in Section 6.1, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

     6.8  No Duplication of Payments.  The Corporation shall not be liable under
          --------------------------
this Article VI to make any payment in connection with any claim made against a person described in Section 6.1 to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder.

     ARTICLE VII:  STOCK-SEAL-FISCAL YEAR
                   ----------------------

     7.1  Certificates For Shares of Stock.  The certificates for shares of
          --------------------------------
stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation. All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation. Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled.

     7.2  Lost, Stolen or Destroyed Certificates.  Whenever a person owning a
          --------------------------------------
certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

     7.3  Transfer of Shares.  Shares of stock of the Corporation shall be
          ------------------
transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 7.2.

     7.4  Regulations.  The Board of Directors shall have power and authority to
          -----------
make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     7.6  Record Date.  In order that the Corporation may determine the
          -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than 60 nor less than ten days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, prior to, or more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of
Directors, or (iii) more than 60 days prior to any other action.   If no record
date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     7.6  Dividends.  Subject to the provisions of the Certificate of
          ---------
Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law. Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

     7.7  Corporate Seal.  The Board of Directors shall provide a suitable seal,
          --------------
containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors or the President.

     7.8  Fiscal Year.  The fiscal year of the Corporation shall be the twelve
          -----------
calendar months ending on December 31 in each year, unless the Board of Directors from time to time by resolution shall determine otherwise.

     ARTICLE VIII:  MISCELLANEOUS PROVISIONS
                    ------------------------

     8.1  Checks, Notes, Etc.  All checks, drafts and orders for the payment of
          -------------------
money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the chief executive officer, any Vice Chairman, the President or a Vice President and countersigned by the Comptroller, an Assistant Comptroller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

     8.2  Voting Upon Shares in Other Corporations.  Stock of other corporations
          ----------------------------------------
or associations, registered in the name of the

Corporation, may be voted by the chief executive officer, any Vice Chairman, the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     8.3  Contracts.  Except as otherwise provided in these Bylaws or by law or
          ---------
as otherwise directed by the Board of Directors, the chief executive officer, any Vice Chairman, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the chief executive officer, any Vice Chairman, the President or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto.
The grant of such authority by the Board or any such officer may be general or confined to specific instances.

     8.4  Waivers of Notice; Mailing.  Whenever any notice whatever is required
          --------------------------
to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States first class mail, postage prepaid.

     ARTICLE IX:  AMENDMENTS
                  ----------

     These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof may be altered, amended or repealed or new Bylaws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

                              ___________________


Date: August 13, 1999                   /s/ RALPH V. PARTLOW III
                                        ------------------------
                                            Ralph V. Partlow III
                                            Sole Incorporator